Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on:

Form S-3

(No. 333-209681)

(No. 333-209682)

(No. 333-209682-01)

Form S-8

(No. 333-185584)

(No. 333-185582)

(No. 333-185581)

(No. 333-175681)

(No. 333-158325)

(No. 333-150208)

(No. 333-145108)

(No. 333-142109)

(No. 333-125827)

(No. 333-112967)

(No. 333-64476)

of JPMorgan Chase & Co. or its affiliates of our report dated February 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 28, 2017